Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-176419, 333-183976, 333-201326 and 333-208865) and on Form F-3 (No. 333-251857 and 333-229021) of BioLineRx Ltd. of our report dated February 22, 2021 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel February 23, 2021	/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited